                          CERTIFICATE OF INCORPORATION

                                       OF

                      L-3 Communications Ancot Corporation


1.   The name of the Corporation is L-3 Communications Ancot Corporation.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

3.   The nature of the business or purposed to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware,

4. The total number of common shares of stock, which the corporation shall have authority to issue, is 1500, without par value.

5.   The name and mailing address of the incorporator is as follows:

     Name                         Mailing Address
     ----                         ---------------

     Magdalena Charlotten         c/o CT Corporation System
                                  111 Eighth Avenue
                                  New York, NY  10011

6. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     Christopher C. Cambria, c/o L-3 Communications Corporation, 600 3rd Ave., New York, New York 10016

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of July 2000.

                                       /s/ Magdalena Charlotten
                                       -----------------------------------------
                                       Magdalena Charlotten, Incorporator

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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      L-3 COMMUNICATIONS ANCOT CORPORATION

                                      *****

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

                                      *****

     L-3 Communications Ancot Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     First: That Article First of the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated to read as follows:

          "FIRST: The name of the Corporation is L-3 Communications AIS GP Corporation."

     Second: That such amendment and restatement was consented to and adopted by the sole stockholder of the Corporation acting without a meeting by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     Third: That such amendment and restatement was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Christopher C. Cambria, its Vice President, on this 22nd day of February, 2002.

                              L-3 COMMUNICATIONS ANCOT CORPORATION


                              By: /s/ Christopher C. Cambria
                                  ---------------------------------------------
                                  Name:  Christopher C. Cambria
                                  Title: Vice President